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                                                                    EXHIBIT 10.1


                             FORBEARANCE AGREEMENT

         This Forbearance Agreement (the "Agreement") is made effective as of June 25, 1996, by and among Matt Carroll ("Carroll"), Francis Farley ("Farley"), Cheryl Hannant ("Hannant") and Edward R. Meyer ("Meyer") (collectively, the "Sellers") and NewCare Health Corporation ("NewCare"), Spectrum Health
Services, Inc. ("Spectrum") and Robert W. Bell ("Bell").

                                   BACKGROUND

         The Sellers own and hold certain Promissory Notes dated September 1, 1994, executed and delivered by NewCare to the Sellers in connection with NewCare's acquisition of all outstanding stock of Spectrum (the "NewCare Notes"). Copies of the NewCare Notes are attached as Composite Exhibit "A." Carroll, Farley and Hannant also own and hold certain promissory notes dated August 31, 1994, executed and delivered by Spectrum to evidence Spectrum's obligation to distribute certain prior period profits and commissions to Carroll, Farley, and Hannant as of that date (the "Spectrum Notes"). Copies of the Spectrum Notes are attached as Composite Exhibit "B." (The NewCare Notes and the Spectrum will collectively be referred to as the "Notes"). The Notes are secured by a pledge of all outstanding stock of Spectrum (the "Stock"). In addition to the Notes, the Stock secures the payment of all other obligations of NewCare to Sellers under the Supplement to Agreement among NewCare Health Corporation, NewCare Acquisition Corporation, and Spectrum Health Services, Inc. dated August 5, 1994, and the Plan and Agreement of Merger dated August 5, 1994 (collectively, the "Agreements"). The pledge of the Stock is evidenced by a Security Agreement dated September 1, 1994 (the "Security Agreement"). The pledge of the Stock is properly perfected by Sellers' possession of the single certificate evidencing all outstanding stock of Spectrum.

         NewCare is in default under the terms of the Newcare Notes by, among other defaults, its failure to make the principal payments due under the Notes on September 1, 1995. NewCare also is in default under the NewCare Notes by its failure to make the monthly interest payments due under the NewCare Notes for May, June, July, October, November, December, 1995, and January, February, March and April, 1996. Spectrum is in default under the terms of the Spectrum Notes by its failure to make the monthly payments due under the Spectrum Notes.

         NewCare and Spectrum have requested that Sellers forbear from commencing an action against NewCare and Spectrum to collect the amounts outstanding under the Notes and to exercise their rights against the Stock pursuant to the Security Agreement, in order to give NewCare and Spectrum an opportunity to cure the existing defaults. NewCare and Spectrum have also requested that NewCare's and Spectrum's obligations to Sellers under the Notes, Security Agreement, and Agreements be restructured (the "Obligations"). Sellers have agreed to grant the requested forbearance and restructuring, subject to the terms of this Agreement.
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       The parties are entering this Agreement for the purpose of settling the terms of payment of those Obligations of NewCare, Spectrum, and Bell to Sellers as set forth on Exhibit "C".

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, Sellers, NewCare, Spectrum, and Bell agree as follows:

                                     TERMS
I.       BACKGROUND

         The parties agree that the background is true and correct and is therefore incorporated into this Agreement by this reference.

II.      CONSIDERATION

         In consideration of the making of this Agreement, the promises and releases set forth below, and other good and valuable consideration, the receipt of which are hereby acknowledged, Sellers, NewCare, Spectrum, and Bell have entered into this Agreement intending to be legally bound.

III.     REAFFIRMATION AND ACKNOWLEDGMENT

         1.      Validity of Existing Obligations

                 NewCare and Spectrum reaffirm the validity of all Obligations of Newcare and Spectrum to Sellers under the Notes, Security Agreement and Agreements. Except as expressly amended, modified or waived hereby, the terms and conditions of the Notes, Security Agreement, and Agreements remain in full force and effect as if incorporated herein and shall be binding upon and performed by the parties.

         2.      Acknowledgement of Default

                 Newcare and Spectrum acknowledge that each is presently in default in its Obligations under the Notes, Security Agreement and Agreements to the Sellers and that, subject to any defenses that may be available to either NewCare or Spectrum, Sellers have the present right to immediately declare all Obligations of NewCare and Spectrum in default and to exercise all rights and remedies available under the Notes, Security Agreement, Agreements, and Florida Law.




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IV.      LIMITED WAIVER OF INTEREST

         Expressly conditioned on NewCare's payment and performance of all Obligations under the Notes, Security Agreement, and Agreements, as modified by this Agreement, and except as provided in Section VI and X, herein, interest shall cease to accrue on the Obligations as of April 1, 1996.

V.       CONSOLIDATION OF OBLIGATIONS

         All Obligations of NewCare and Spectrum to each of the Sellers under the Notes will be consolidated into a single consolidated and restated promissory note (the "Restated Notes") payable by NewCare to each respective Seller according to the terms described below. The Restated Notes shall contain the payment terms described below and shall be in the form attached hereto as Exhibit "D." NewCare's obligations under the Restated Notes will be secured by the pledge of the Stock. Additionally, the First, Second and Third Principal Reduction Payments, as defined below, will be secured by a first mortgage on NewCare's Oak Manor Retirement Villas and Nursing Care Facility (the "Oak Manner Facility"), as described below.

VI.      PAYMENT OF THE RESTATED NOTES

         The Restated Notes will be payable as follows:

         1.     First Principal Reduction Payment

                Within 90 days from the execution of this Agreement, Newcare will pay to Sellers $1,500,000.00, which shall be applied to reduce the outstanding principal balance of each Restated Note in the ratio that the original principal amount of such Restated Note bears to the aggregate principal balance of all Restated Notes (the "First Principal Reduction Payment").

         2.     Issuance of NewCare Stock

                Within 90 days from the execution of this Agreement, NewCare shall issue to Sellers 375,000 shares of NewCare's common stock (the "NewCare Stock") in exchange for a portion of the Notes. NewCare shall provide the Sellers with a tax opinion that states that said exchange will be treated as a recapitalization without the recognition of gain. NewCare agrees to allow the Sellers to piggyback registration rights of the NewCare stock in NewCare's pending registration.




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         3.      Second Principal Reduction Payment

                 NewCare will pay Sellers $450,000 (the "Second Principal Reduction Payment") on or before January 1, 1998, which shall be applied to reduce the outstanding principal balance of each Restated Note in the ratio that the original principal amount of such Restated Note bears to the aggregate principal balance of all Restated Notes.

         4.      Third Principal Reduction Payment

                 NewCare will pay Sellers $450,000 (the "Third Principal Reduction Payment") on or before January 1, 1999, which shall be applied to reduce the outstanding principal balance of each Restated Note in the ratio that the original principal amount of such Restated Note bears to the aggregate principal balance of all Restated Notes.

         5.      Interest Payments

                 Commencing upon the execution of the Restated Notes interest shall accrue on $900,000.00 of the principal balance of the Restated Notes at the rate of eight percent (8%) per annum until the Second Principal Reduction Payment is received by the Sellers. Commencing upon Sellers' receipt of the Second Principal Reduction Payment, interest shall accrue on $450,000.00 of the principal balance of the Restated Notes at the rate of eight percent (8%) per annum until the Third Principal Reduction Payment is received by the Sellers. Interest will be paid monthly in arrears on or before the fifteenth day of each month. NewCare will include the amount of the accrued interest in the amounts billed each month to Spectrum for internal accounting purposes. In the event that NewCare defaults under the terms of this Agreement, the interest payments described herein shall cease and the interest payments described in paragraph X shall be due and payable.

         6.      Discount of the Remaining balance of the Restated Notes

                 Expressly conditioned upon the Sellers receipt of the First Principal Reduction Payment, the Second Principal Reduction Payment, the Third Principal Reduction Payment and the NewCare Stock, when each is due under this Agreement, and except as provided in the paragraphs below, the remaining balance due under the Restated Notes will be discounted to $1,850,000, payable in quarterly installments on the dates and in the manner described in Section VI(7).


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         7.      Amount of Quarterly Payments

                 Commencing with the first calendar quarter following Seller's receipt of the First Principal Reduction Payment, NewCare will make quarterly payments to Sellers in an amount equal to the lesser of: (a) 70% of the first $900,000 of Spectrum's net profits for that quarter; or (b) 70% of the first $900,000 of net cash flow generated: by Spectrum from operations during that quarter (the "Quarterly Payments"). To the extent that Spectrum's net profits or net cash flow exceeds $900,000 for any given quarter, the Quarterly Payment due to Sellers for that quarter shall be increased to include the greater of (a) 100% of the amount by which Spectrum's net profits exceeds $900,000; or (b) 100% of the amount by which Spectrum's net cash flow exceeds $900,000.

                 Each Quarterly Payment made shall be paid on or before the 30th day after the end of each quarter with the first installment due on the 30th day after the last day of the first quarter beginning after Newcare has paid the First Principal Reduction Payment, but in no event later than January 30, 1997.

         8.      Determination of the Amount of Quarterly Payments

                 For the purposes of determining the amount of the Quarterly Payments, "net profits" and "net cash flow" will be determined by generally accepted accounting principles and in a manner consistent with the method of calculation in which those amounts were calculated prior to NewCare's acquisition of Spectrum. Within 10 days of a request by Sellers, NewCare and Spectrum shall provide Sellers with access to financial records necessary to allow an accountant designated by Sellers to determine the net cash flow and net profit of Spectrum for the preceding quarter. In the event the parties disagree as to the net profit or net cash flow of Spectrum for any quarter, such dispute shall be resolved by the firm of independent certified public accountants then engaged by NewCare to perform its annual audit.

         9.      Status Report

                 Within sixty (60) days from the date of this Agreement, Newcare will provide Sellers with a copy of a binding loan commitment letter from a lender with respect to the financing of the First Principal Reduction Payment. Additionally, NewCare will provide Sellers with a monthly status report detailing the efforts made to obtain the funds necessary to make the First, Second and Third Principal Reduction Payments. NewCare will provide the report on or before the 5th of the month for every month up until such financing is obtained and proof of such loan commitment

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                 provided to Sellers.  The report will be provided, in writing, by NewCare to William J. Schifino, Jr., Esq.

         10.     Obligations of NewCare

                 The parties agree that all payments required to be made under the Restated Notes or pursuant to this Agreement shall be obligations of NewCare and no payment required hereunder shall be reflected as an obligation of Spectrum on any of its financial statements until such time as the payment obligations have accrued.

VII.     SECURITY FOR REPAYMENT OF THE RESTATED NOTES

         NewCare's Obligations under the Restated Notes will be secured by the existing pledge by NewCare to Sellers of the Stock. As additional security for the repayment of the First, Second and Third Principal Reduction Payments due under the Restated Notes, at the time of the execution of this Agreement, NewCare will execute and deliver to Sellers, a third mortgage on the Oak Manner Facility in the form attached as Exhibit "E" (the "Mortgage"). NewCare shall pay all costs associated with the execution and recording of the Mortgage and other security documents, including, but not limited to, documentary stamp taxes, intangible taxes and recording fees. Upon request of Sellers, NewCare will execute an Amended Security Agreement, UCC-1 Financing Statements, and all other documents necessary, in Sellers' discretion, to properly effectuate the transfer and perfection of such mortgage and security interest.

VIII.    RELEASE OF MORTGAGE

         Only upon receipt by Sellers of the Third Principal Reduction Payment, and provided that NewCare is not otherwise in default under any of the terms of this Agreement, the Restated Notes, the Mortgage, the Agreements or other Obligations, Sellers will execute and deliver to NewCare a satisfaction of the Mortgage and any other agreement evidencing a lien on the Oak Manor Facility. The pledge of the Stock shall not be released until all amounts due under the Restated Notes are paid and all other Obligations of NewCare to Sellers are satisfied. In the event a third party lender requires the subordination of the Mortgage as a condition for the financing or advance of funds necessary to allow NewCare to pay the First Principal Reduction Payment, prior to the receipt of the Third Principal Reduction Payment, Sellers will subordinate the Mortgage to any mortgage on the Oak Manor Facility given to such third party lender. If, despite NewCare' best efforts to obtain financing not requiring the release of the Mortgage, such financing is otherwise unavailable, Sellers will release its Mortgage only upon receipt of the First Principal Reduction Payment. In the event the Mortgage is released prior to the receipt by Sellers of the Third Principal


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         Reduction Payment, NewCare will then execute and deliver to Sellers a a mortgage in favor of Sellers on the Oak Manor Facility to secure the payment of the Second and Third Principal Reduction Payments.

IX.      TIME AND METHOD OF PAYMENT

         NewCare will pay all payments required under the Restated Notes, Mortgage and this Agreement to Sellers c/o William J. Schifino, Jr. The First, Second and Third Principal Reduction Payments shall be made in a manner so that each such payment is received by Sellers on or before the date each payment is due. A thirty (30) day grace period will apply to the Quarterly Payments.

X.       EVENTS AND CONSEQUENCES OF DEFAULT AND ACCELERATION

         1.      Failure to make the Principal Reduction Payments and Deliver
                 Stock

         In the event that Newcare fails to (i) make the First, Second and Third Principal Reduction Payments by the date due and in accordance with the terms of this Agreement; or (ii) fails to issue and deliver the NewCare Stock as described in Section VI (2), the entire undiscounted balance of the Restated Notes, plus interest accruing on the principal balance at 8.5% from March 31, 1996, will be a accelerated and become immediately due and payable to Sellers.

         2.      Failure to Make Quarterly Payments

         If the event NewCare fails to make a Quarterly Payment in accordance with the terms of this Agreement, the entire remaining balance of the Restated Notes, plus interest accruing on the principal balance at 8.5% from March 31, 1996, will be immediately due and payable to Sellers.

         3.      Discontinuance of Matt Carroll's Employment

         The Employment Agreement between Carroll and Spectrum will remain in full force and effect. In the event that NewCare terminates Carroll's employment as President and Chief Executive Officer of Spectrum, with or without cause, or significantly reduces his responsibilities in that capacity, in addition to all rights and remedies available to Carroll under the Employment Agreement, all amounts owed to Sellers under the Restated Notes at the time of such termination or reduction in responsibilities will become due and payable within ninety (90) days of the date of such event.





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         4.      Sale or Transfer of a Majority of Spectrum or NewCare Assets

         NewCare and Spectrum shall keep its business and property substantially intact, including its present operations, physical facilities, working conditions and relationships with affiliates, suppliers, customers and employees. In the event that a majority of NewCare or Spectrum's assets are sold or transferred or in the event of merger of the two companies, all amounts owed to Sellers under the Restated Notes will immediately become due and payable.

         5.      Breach of any Non-Monetary Covenant

         In the event that NewCare breaches any provision of this Agreement, the Restated Notes, the Mortgage, and the Agreements or fails to perform any other Obligations, other than a failure to make the payments described above, and such breach continues for more than 10 days after Sellers provide NewCare with notice of the breach, Sellers shall have the right to declare all remaining amounts owed to Sellers under the Restated Notes immediately due and payable.

         6.      Initiation of Litigation

         In the event that Sellers initiate an action to collect any delinquent payments due under the Restated Notes, to enforce the Security Agreement, foreclose the Mortgage or otherwise enforce their rights under any Obligation of NewCare and NewCare or Spectrum raise any defenses or counterclaims to such action, the entire undiscounted balance of the Restated Notes, plus interest accruing on the outstanding balance at 8.5% from March 31, 1996, will be immediately due and payable.

XI.      LITIGATION

         1.      Attorney's Fees

                 In the event the Sellers, individually or collectively, initiate an action to collect the amounts due under the Restated Notes, to enforce the Security Agreement, this Agreement, the Agreements, to foreclose the Mortgage on the Oak Manor Facility, or take any other action to protect or enforce their rights, NewCare will reimburse Sellers for all costs, including reasonable attorney's fees, incurred in connection with any such action.

         2.      Acceleration of Debt Upon Assertion of Counterclaim or Defense

                 In the event that NewCare or Spectrum raise any defenses or counterclaims to any action brought by Sellers to collect the amounts due under the Restated Notes, to enforce the Security Agreement, this


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                 Agreement, the Agreements, to foreclose the Mortgage, or
                 otherwise protect or enforce their rights, the entire undiscounted balance of the Restated notes plus interest accruing on the outstanding balance at 8.5% from March 31, 1996, will be immediately due and payable, less any payments previously made.

XII.     ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto as to the subject matter hereof and there are not other prior or contemporaneous agreements, understandings, promises, representations, or warranties between or among the parties with regard thereto.

XIII.    METHOD OF GIVING NOTICE

         All notices, requests, and other communications under this Agreement shall be deemed duly given if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                 If to the Sellers:

                 Matt Carroll
                 c/o Spectrum Health Services Inc.
                 6026 Jetport Industrial Boulevard
                 Tampa, FL 33634

                 With a copy to:

                 William J. Schifino, Jr., Esq.
                 Williams Reed Weinstein
                 Schifino & Mangione, P.A.
                 One Tampa City Center, Ste. 2600
                 Tampa, FL 33602

                 If to NewCare:

                 Robert W. Bell, Sr., President
                 NewCare Health Corporation
                 3600 Oak Manor Lane, Bldg. 4
                 Largo, FL 34644





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                 With a copy to:

                 A.R. Neal, Esq.
                 Jacobs, Forlizzo & Neal
                 13577 Feather Sound Dr., Ste. 300
                 Clearwater, FL 34622

         Any Party may send any notice, request, or other communication hereunder to the recipient at the address set forth above using any other means, but no such notice, request, or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient.

XIV.     GOVERNING LAW

         The parties agree that this Agreement will be governed by and construed in accordance with Florida law.

XV.      GUARANTEES

         All existing guarantees of the Obligations will remain in full force and effect. Bell will guarantee payment of all amounts due under the Restated Notes and performance of all obligations of NewCare under this Agreement. If Bell's employment with NewCare is terminated, without cause, Bell's guarantee shall terminate with respect to any breach or default by NewCare or Spectrum occurring after the date of such termination.


                                        /s/ Matt Carroll
                                       ----------------------------------
                                       Matt Carroll

                                       /s/ Francis Farley
                                       ----------------------------------
                                       Francis Farley

                                       /s/ Cheryl Hannant
                                       ----------------------------------
                                       Cheryl Hannant

                                       /s/ Edward R. Meyer
                                       ----------------------------------
                                       Edward R. Meyer





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                                       NewCare Health Corporation, a Nevada
                                       corporation



                                       By: /s/ Robert W. Bell, Sr.
                                           ----------------------------------
                                           Name (Print): Robert W. Bell, Sr.
                                                        ---------------------
                                           Title (Print): President
                                                          -------------------

                                       Spectrum Health Services, Inc., a Florida corporation

                                       By: /s/ Matt Carroll
                                          -----------------------------------
                                          Name (Print): Matt Carroll
                                                       ----------------------
                                          Title (Print): President
                                                         --------------------


                                          /s/ Robert W. Bell
                                          -----------------------------------
                                          Robert W. Bell





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